Curian Variable Series Trust
PARTICIPATION AGREEMENT

THIS AGREEMENT, dated as of April 22, 2014, by and among Curian Variable Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Investing Management Company), on behalf of its series identified on Schedule A, severally and not jointly (each, an "Investing Fund," and collectively, the "Investing Funds"), and Schwab Strategic Trust, a statutory trust organized under the laws of the State of Delaware (the "Trust"), on behalf of its series identified on Schedule B, severally and not jointly (each, a "Fund" and, collectively, the "Funds"). All capitalized terms not defined herein shall have the meaning ascribed to them in the SEC Notice of Application for the Order (as that term is defined herein) (the "Notice"), attached hereto as Exhibit I.

WHEREAS, each Investing Fund and each Fund are registered with the United States Securities and Exchange Commission (the "Commission") as investment companies under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, Sections 12(d)(1)(A) and (B) of the 1940 Act limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of an Investing Fund to invest in shares of a Fund;

WHEREAS, the Trust (on behalf of each Fund) and Charles Schwab Investment Management, Inc. (the "Adviser"), investment adviser to the Trust, have obtained an order from the Commission dated October 23, 2009 (the "Order"), that, in part, permits registered investment companies to invest in the Funds in excess of the limitations of Section 12(d)(1)(A), and permits the Funds, their principal underwriter, and any broker or dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to sell Fund shares to another investment company in excess of the limitations set forth in Section 12(d)(l)(B) in accordance with the conditions of the Order and the representations set forth in the application filed to obtain the Order (the "Application"); and

WHEREAS, an Investing Fund may, from time to time, invest in shares of one or more Funds in excess of the limitations of Section 12(d)(1)(A), and the Funds, their principal underwriter and brokers or dealers registered under the Exchange Act may sell Fund shares in excess of the limitations of Section 12(d)(1)(B), in reliance on the Order.

NOW THEREFORE, in consideration of the potential benefits to the Investing Funds and the Funds arising out of an Investing Fund's investment in the Funds, the parties agree as follows.

I.            REPRESENTATIONS AND OBLIGATIONS OF THE FUNDS

A.            The Funds have provided to the Investing Funds true and correct copies of the Notice and the Order (attached hereto as Exhibit I and Exhibit II, respectively). The Funds will promptly provide each Investing Fund with a copy of any amendments to the Order and, upon request, a copy of the Application.

B.            In connection with any investment by an Investing Fund in a Fund, such Fund agrees (i) to comply with the terms and conditions of the Order and this Agreement, and (ii) to promptly notify the Investing Fund if such Fund fails to comply with the applicable terms and conditions of the Order or this Agreement.

II.            REPRESENTATIONS AND OBLIGATIONS OF THE INVESTING FUNDS

A.            The members of an Investing Fund's Advisory Group will not control (individually or in the aggregate) a Fund within the meaning of Section 2(a)(9) of the 1940 Act. The members of an Investing Fund's Subadvisory Group, if any, will not control (individually or in the aggregate) a Fund within the meaning of Section 2(a)(9) of the 1940 Act.

B.            If, as a result of a decrease in the outstanding voting securities of a Fund, an Investing Fund's Advisory Group or an Investing Fund's Subadvisory Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of a Fund, the Investing Fund will vote its shares of the Fund in the same proportion as the vote of all other holders of the Fund's shares. Notwithstanding the foregoing, neither this paragraph nor the preceding paragraph shall apply to an Investing Fund's Subadvisory Group with respect to a Fund for which the Subadviser or a person controlling, controlled by or under common control with the Subadviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act.

C.            No Investing Fund or Investing Fund Affiliate will cause any existing or potential investment by the Investing Fund in a Fund to influence the terms of any services or transactions between the Investing Fund or an Investing Fund Affiliate and the Fund or a Fund Affiliate.

D.            The board of trustees of the Investing Management Company, including a majority of the disinterested trustees, will adopt procedures reasonably designed to assure that the Investing Fund Adviser and any Investing Fund Subadviser are conducting the investment program of the Investing Management Company without taking into account any consideration received by the Investing Management Company or an Investing Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions.

E.            The Investing Fund Adviser, or Trustee or Sponsor, as applicable, will waive fees otherwise payable to it by the Investing Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund under Rule 12b-1 under the 1940 Act) received from a Fund by the Investing Fund Adviser, or Trustee or Sponsor, or an affiliated person of the Investing Fund Adviser, or Trustee or Sponsor, other than any advisory fees paid to the Investing Fund Adviser, or Trustee or Sponsor, or its affiliated person by the Fund, in connection with the investment by the Investing Fund in the Fund. Any Investing Fund Subadviser will waive fees otherwise payable to the Investing Fund Subadviser, directly or indirectly, by the Investing Management Company in an amount at least equal to any compensation received from a Fund by the Investing Fund Subadviser, or an affiliated person of the Investing Fund Subadviser, other than any advisory fees paid to the Investing Fund Subadviser or its affiliated person by the Fund, in connection with the investment by the Investing Management Company in the Fund made at the direction of the Investing Fund Subadviser. In the event that the Investing Fund Subadviser waives fees, the benefit of the waiver will be passed through to the Investing Management Company.

F.            No Investing Fund or Investing Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Fund) will cause a Fund to purchase a security in an Affiliated Underwriting.

G.            The board of trustees of the Investing Management Company and each Investing Fund's investment advisers or Trustee or Sponsor, as applicable, understand the terms and conditions of the Order and each agrees to fulfill its responsibilities under the Order.

H.            Each Investing Fund will promptly notify a Fund in writing at the time of any investment by such Investing Fund in the Fund in excess of the 3% limit in Section 12(d)(1)(A)(i). Upon such investment, such Investing Fund shall also provide to the Fund in writing a list of the names of each Investing Fund Affiliate and Underwriting Affiliate and shall notify the Fund of any changes to such list as soon as reasonably practicable after a change occurs. The Investing Fund will maintain and preserve a copy of the Order, this Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

I.            Each Investing Fund will promptly notify a Fund in writing of any purchase or acquisition of shares of the Fund that causes such Investing Fund to hold (i) 5% or more of such Fund's total outstanding voting securities or (ii) 10% or more of such Fund's total outstanding voting securities. [Note: Neither of these is required under the Order.]

J.            Any Investing Fund that exceeds either the 5% or the 10% limitation in Sections 12(d)(l)(A)(ii) or (iii) will disclose in its prospectus in "plain English": [Note: This disclosure obligation is not required under the Order.  However, the prospectus currently fulfills this obligation.]

(1) That it may invest in exchange-traded funds; and

(2) The unique characteristics of the Investing Fund investing in exchange-traded funds, including but not limited to the expense structure and additional expenses, if any, of investing in exchange-traded funds.

K.            Prior to approving any advisory contract under Section 15 of the 1940 Act, the board of trustees of the Investing Management Company, including a majority of the disinterested trustees, will find that the advisory fees charged under such advisory contracts are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract(s) of any Fund in which the Investing Management Company may invest. These findings and their basis will be recorded fully in the minute books of the Investing Management Company.

L.            Any sales charges and/or service fees charged with respect to shares of an Investing Fund will not exceed the limits applicable to a fund of funds set forth in FINRA Conduct Rule 2830.

M.            Each Investing Fund: (i) acknowledges that it has received a copy of the Order and the Notice; (ii) agrees to adhere to the terms and conditions of the Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the Order; (iii) represents that investments in the Funds will be accomplished in compliance with its investment restrictions and will be consistent with the investment policies set forth in its registration statement; (iv) acknowledges that it may rely on the Order only to invest in Funds and not in any other investment company; and (v) agrees to promptly notify the Funds if it fails to comply with the Order or this Agreement.

N.            Each Investing Fund acknowledges and understands that a Fund reserves the right to reject any purchase of Shares by an Investing Fund or any direct purchase of Creation Units by an Investing Fund.

O.            Each Investing Fund acknowledges that the receipt of compensation by (i) an affiliated person of an Investing Fund, or an affiliated person of such person, for the purchase by the Investing Fund of shares of a Fund or (ii) an affiliated person of a Fund, or an affiliated person of such person, for the sale by the Fund of its shares to an Investing Fund, may be prohibited by Section 17(e)(1) of the 1940 Act.

III.            INDEMNIFICATION

The Investing Funds, severally and not jointly, agree to hold harmless, indemnify and defend a Fund and the Trust, including any of their principals, trustees, officers, employees and agents ("Trust Agents"), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions ("Claims") asserted against the Fund and/or the Trust, including any Trust Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Investing Fund's prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a violation or alleged violation by such Investing Fund of any provision of this Agreement; or (iii) a violation or alleged violation by such Investing Fund of the terms and conditions of the Order. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

The Funds, severally and not jointly, agree to hold harmless, indemnify and defend an Investing Fund and the Investing Management Company, including any of their principals, trustees, officers, employees and agents ("Investing Management Company Agents"), against and from any and all Claims asserted against the Investing Fund and/or the Investing Management Company, including any Investing Management Company Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in a Fund's prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a violation or alleged violation by such Fund of any provision of this Agreement; or (iii) a violation or alleged violation by such Fund of the terms and conditions of the Order. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

This Section III shall survive any termination of this Agreement.

IV.            USE OF NAME

A.            The Funds hereby consent to the following information being included in the Investing Funds' disclosure documents, shareholder communications, advertising, sales literature and similar communications: (a) the name of the Trust or a Fund, and the names of their affiliates and (b) a description of a Fund's investment strategy and risks. To the extent that an Investing Fund refers to the Trust or one or more Funds in any such materials, each Investing Fund agrees to refer to the Trust as "Schwab Strategic Trust" and refer to such Funds as, for example, "Schwab [________] ETFTM".  In addition, except when the reference to the Trust or a Fund is included in a list of holdings, the Investing Fund agrees to include the following notice within reasonable proximity to the reference of the Trust or such Fund:  "None of Schwab Strategic Trust, Schwab [_________] ETFTM, or Charles Schwab Investment Management, Inc. make any representations regarding the advisability of investing in [Name of Investing Fund]."

B.            It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names pursuant to the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

V.            NOTICES

All notices, including all information that any party is required to provide under the terms of this Agreement and the terms and conditions of the Schwab Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below, which address may be changed from time to time by written notice to the other party.

If to a Fund:

Charles Schwab Investment Management, Inc.
Attn:  President and Chief Executive Officer
211 Main Street
San Francisco, CA  94105

With a copy to:

Charles Schwab Investment Management, Inc.
Attn:  Deputy General Counsel
Charles Schwab & Co., Inc.
211 Main Street
San Francisco, CA  94105

If to an Investing Fund:

Susan S. Rhee
Vice President, General Counsel & Secretary
Curian Variable Series Trust
1 Corporate Way, S-45
Lansing, Michigan 48951
Email: susan.rhee@jackson.com
Fax No.: 517/706-5517

VI.            ADDITION OF NEW FUNDS

Schedule B lists the Funds eligible for investment as of the date of this Agreement. In the event an Investing Fund wishes to (i) invest in a Fund that is in existence as of the date of this Agreement but is not listed on Schedule B or (ii) invest in a Fund created after the date of this Agreement, the parties agree that, pending confirmation by the Adviser that such Fund has been deemed eligible for investment, the investment shall be governed by the terms of this Agreement and such Fund shall be added to Schedule B by amendment prior to any investment by the Investing Fund.

VII.            TERMINATION; GOVERNING LAW

A.            This Agreement will continue until terminated in writing by either party upon 60 days' notice to the other party. This Agreement may not be assigned by either party without the prior written consent of the other.

B.            This Agreement will be governed by California law without regard to choice of law principles.

C.            In any action involving a Fund under this Agreement, each Investing Fund agrees to look solely to the individual Fund(s) that is/are involved in the matter in controversy and not to any other series of the Trust.

D.            This Agreement may be amended or modified only by a written document signed by an authorized representative of each party.

E.            It is expressly acknowledged and agreed that the obligations of the Investing Management Company (and its Investing Funds) hereunder shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Investing Management Company (and its Investing Funds), personally, but shall bind only the trust property of the Investing Management Company (and its Investing Funds) as provided in the Investing Management Company's Declaration of Trust.  The execution and delivery of this Agreement have been authorized by the trustees of the Investing Management Company and signed by an officer of the Investing Management Company, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investing Management Company and the Investment Funds as provided in the Investing Management Company's Declaration of Trust.

VIII.                          MISCELLANEOUS

A.            Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

B.            Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

C.            Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Curian Variable Series Trust, on behalf of its series
listed on Schedule A, Severally and Not Jointly

By:            /S/Kelly L. Crosser
Name:  Kelly L. Crosser
Title:    Assistant Secretary

Schwab Strategic Trust, on behalf of its series
listed on Schedule B, Severally and Not Jointly

By:        /S/ Geroge Pereira
Name:  George Pereira
Title:   CFO

SCHEDULE A

•	Curian Tactical Advantage 35 Fund
•	Curian Tactical Advantage 60 Fund
•	Curian Tactical Advantage 75 Fund
•	Curian Dynamic Risk Advantage – Income Fund

SCHEDULE B

Schwab U.S. Broad Market ETFTM
Schwab U.S. Large-Cap ETFTM
Schwab U.S. Large-Cap Growth ETFTM
Schwab U.S. Large-Cap Value ETFTM
Schwab U.S. Mid-Cap ETFTM
Schwab U.S. Small-Cap ETFTM
Schwab U.S. REIT ETFTM
Schwab International Equity ETFTM
Schwab International Small-Cap Equity ETFTM
Schwab Emerging Markets Equity ETFTM
Schwab U.S. TIPS ETFTM
Schwab Short-Term U.S. Treasury ETFTM
Schwab Intermediate-Term U.S. Treasury ETFTM
Schwab U.S. Dividend Equity ETFTM
Schwab U.S. Aggregate Bond ETFTM

EXHIBIT I

Charles Schwab Investment Management, Inc., et al.; Notice of Application

File No. 812-13628

 SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940 Release No. 28933

2009 SEC LEXIS 3277

September 28, 2009

ACTION:
 [*1]  Notice of an application for an order under section 6(c) of the Investment Company Act of 1940 (the "Act") for an exemption from sections 2(a)(32), 5(a)(1), 22(d), and 22(e) of the Act and rule 22c-1 under the Act, under sections 6(c) and 17(b) of the Act for an exemption from sections 17(a)(1) and 17(a)(2) of the Act, and under section 12(d)(1)(J) of the Act for an exemption from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act.

TEXT: Summary of Application: Applicants request an order that would permit (a) certain open-end management investment companies and their series to issue shares ("Shares") that can be redeemed only in large aggregations ("Creation Units"); (b) secondary market transactions in Shares to occur at negotiated prices; (c) certain series to pay redemption proceeds, under certain circumstances, more than seven days after the tender of Shares for redemption; (d) certain affiliated persons of the series to deposit securities into, and receive securities from, the series in connection with the purchase and redemption of Creation Units; and (e) certain registered management investment companies and unit investment trusts outside of the same group of investment companies [*2]  as the series to acquire Shares.
Applicants: Schwab Strategic Trust ("Trust") and Charles Schwab Investment Management, Inc. ("Adviser").
Filing Dates: The application was filed on January 30, 2009, and amended on June 30, 2009, and September 25, 2009.
Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Commission's Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m. on October 22, 2009, and should be accompanied by proof of service on applicants, in the form of an affidavit, or for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Commission's Secretary.
Addresses: Secretary, Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-1090; Applicants, c/o Charles Schwab Investment Management, Inc., 101 Montgomery Street, SF120 KNY-14-101,  [*3]  San Francisco, CA 94104.
For Further Information Contact: Emerson S. Davis, Sr., Senior Counsel at (202) 551-6868, or Julia Kim Gilmer, Branch Chief, at (202) 551-6821 (Division of Investment Management, Office of Investment Company Regulation).
Supplementary Information: The following is a summary of the application. The complete application may be obtained via the Commission's Web site by searching for the file number, or an applicant using the Company name box, at http://www.sec.gov/search/search.htm or by calling (202) 551-8090.

Applicants' Representations:
1. The Trust is registered as an open-end management investment company that will offer multiple series and is organized as a Delaware statutory trust. The Trust will initially offer Shares of eight series (the "Initial Funds"). n1 Applicants request that the order apply to any future series of the Trust or of other open-end management companies, advised by the Adviser or an entity controlling, controlled by or under common control with the Adviser, that comply with the terms and conditions of this application whose performance will closely correspond to the price and yield performance of securities indices  [*4]  (collectively with the Initial Funds, the "Funds"). n2

n1 The Initial Funds are the: Schwab U.S. Broad Market ETF TM, Schwab U.S. Large-Cap ETF TM, Schwab U.S. Large-Cap Growth ETF TM, Schwab U.S. Large-Cap Value ETF TM, Schwab U.S. Small-Cap ETF TM (collectively, the "Domestic Initial Funds"), Schwab International Equity ETF TM, Schwab International Small-Cap Equity ETF TM and Schwab Emerging Markets Equity ETF TM.
n2 All entities that intend to rely on the order are named as applicants. Any other entity that relies on the order in the future will comply with the terms and conditions of the application. An Investing Fund (as defined below) may rely on the order only to invest in the Funds and not in any other registered investment company.

2. The Adviser or an entity controlling, controlled by or under common control with the Adviser will serve as the investment adviser to the Funds. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). In [*5]  the future, the Adviser may enter into sub-advisory agreements with one or more additional investment advisers to act as subadvisers to Funds ("Subadvisers"). Any Subadviser will be registered under the Advisers Act. A broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") will act as distributor and the principal underwriter of the Funds (a "Distributor"). The Distributor will not be affiliated with the Adviser or a national securities exchange as defined in section 2(a)(26) of the Act ("Exchange").
3. Each Fund will consist of a portfolio of securities and other instruments ("Portfolio Securities") selected to correspond to the price and yield performance of a specified securities index (each securities index is an "Underlying Index"). n3 Certain of the Funds may invest in equity securities or fixed income securities traded in foreign markets and seek investment results that closely correspond to the price and yield performance of Underlying Indices whose component securities include such securities ("International Funds"). No entity that creates, compiles, sponsors or maintains an Underlying Index ("Index Provider") is or will be an affiliated person,  [*6]  as defined in section 2(a)(3) of the Act, or an affiliated person of an affiliated person, of the Trust or a Fund, a promoter, the Adviser, a Subadviser, or a Distributor. n4

n3 Applicants represent that each Fund will invest at least 80% of its total assets in the component securities that comprise its Underlying Index ("Component Securities") and depositary receipts representing such securities. "Depositary Receipts" will typically be American Depositary Receipts, but may also include Global Depositary Receipts and European Depositary Receipts. Each Fund also may invest up to 20% of its assets in futures, options and swap contracts, cash and cash equivalents, as well as in stocks not included in its Underlying Index, but which the Adviser or Subadviser believes will help the Fund track its Underlying Index.
n4 The Index Providers to the Initial Funds are Dow Jones & Company, the Financial Times Limited and the London Exchange plc.

4. The investment objective of each Fund will be to provide investment returns  [*7]  that closely correspond to the price and yield performance of its Underlying Index. n5 The value of an Underlying

Index will be updated at regular intervals throughout the trading day. For Domestic Initial Funds, the Underlying Index value will be disseminated every 15 seconds, and for International Funds the underlying index value will be disseminated every 60 seconds throughout the trading day. Each Fund's prospectus ("Prospectus") will indicate whether the Fund will follow a replication or representative sampling strategy. n6 A Fund using a replication strategy will invest in substantially all of the securities comprising its Underlying Index in the same approximate proportions as in the Underlying Index. In certain circumstances, such as when there are practical difficulties or substantial costs involved in compiling an entire Underlying Index or when a Component Security of an Underlying Index is illiquid, a Fund may use a representative sampling strategy pursuant to which it will invest in some, but not all of the Component Securities of its Underlying Index. n7 Applicants expect that each Fund will have a tracking error relative to the performance of its Underlying Index of  [*8]  no more than 5 percent.

n5 The Underlying Indices for the Initial Funds are the: Dow Jones U.S. Broad Stock Market Index SM, Dow Jones U.S. Large-Cap Total Stock Market Index SM, Dow Jones U.S. Large-Cap Growth Total Stock Market Index SM, Dow Jones U.S. Large-Cap Value Total Stock Market Index SM, Dow Jones U.S. Small-Cap Total Stock Market Index SM, FTSE Developed ex-US Index, FTSE Developed Small Cap ex-US Liquid Index and FTSE All-Emerging Index.
n6 All representations and conditions contained in the application that require a Fund to disclose particular information in the Fund's Prospectus and/or annual report shall be effective with respect to the Fund until the time that the Fund complies with the disclosure requirements adopted by the Commission in Investment Company Act Release No. 28584 (Jan. 13, 2009).
n7 Using the sampling strategy, the Adviser or Subadviser will select each security for inclusion in the Fund's portfolio to have aggregate investment characteristics, fundamental characteristics, and liquidity measures similar to those of the Fund's Underlying Index, taken in its entirety.

 [*9]
5. The initial price of Shares is expected to range between $ 25 and $ 100, and the initial price of Creation Units is expected to range from $ 625,000 to $ 10,000,000. Creation Units will be aggregations of least 25,000 Shares. Orders to purchase Creation Units must be placed with the Distributor, by or through a party that has entered into an agreement with the Distributor ("Authorized Participant"). The Distributor will be responsible for transmitting the orders to the Funds. An Authorized Participant must be either: (a) a broker-dealer or other participant in the continuous net settlement system of the National Securities Clearing Corporation, a clearing agency registered with the Commission, or (b) a participant in the Depository Trust Company ("DTC," and such participant, "DTC Participant"). Shares of each Fund generally will be sold in Creation Units in exchange for an in-kind deposit by the purchaser of a portfolio of securities designated by the Adviser (the "Deposit Securities"), together with the deposit or refund of a specified cash payment ("Cash Component"). The Cash Component is an amount equal to the difference between, if any, (a) the net asset value ("NAV") (per  [*10]  Creation Unit) of a Fund and (b) the market value (per Creation Unit) of the Deposit Securities. n8 Each Fund may permit or require, under certain circumstances, an in-kind purchaser of Creation Units to substitute cash in lieu of depositing some or all of the Deposit Securities if the Adviser believes such method would substantially minimize the Fund's transactional costs or would enhance the Fund's operational efficiencies. n9

n8 Each Fund will sell and redeem Creation Units on each day that a Fund is open, which includes any day that a Fund is required to be open under Section 22(e) of the Act ("Business Day"). Each Business Day, prior to the opening of trading on the Exchange, the list of names and amount of each security constituting the current Deposit Securities and the Cash Component will be made available. Any Exchange on which Shares are listed will disseminate, every 15 seconds during its regular trading hours, through the facilities of the Consolidated Tape Association an amount representing, on a per Share basis, the sum of the current value of the Deposit Securities and the estimated Cash Component.
 [*11]
n9 When a rebalancing of a Fund's portfolio is required, the Adviser might prefer to receive cash rather than in-kind stocks so that the Fund may avoid transaction costs involved in liquidating part of its portfolio to achieve the rebalancing. Additionally, in some circumstances or in certain countries, it may not be practicable or convenient, or permissible under the laws of certain countries or the regulations of certain foreign stock exchanges for an International Fund to operate exclusively on an in-kind basis.

6. An investor purchasing or redeeming a Creation Unit from a Fund will be charged a fee ("Transaction Fee") to prevent the dilution of the interests of the remaining shareholders resulting from costs in connection with the purchase or redemption of Creation Units. n10 The Transaction Fees relevant to each Fund and the method of calculating these Transaction Fees, which will be the same for purchase and redemption transactions, will be fully disclosed in the Prospectus of such Fund or statement of additional information ("SAI"). The Distributor will be responsible for delivering the Fund's [*12]  Prospectus to those persons purchasing Creation Units and for maintaining records of both the orders placed with it and the confirmations of acceptance furnished by it. In addition, the Distributor will maintain a record of the instructions given to the applicable Fund to implement the delivery of its Shares.

n10 Where a Fund permits an in-kind purchaser to substitute cash in lieu of depositing a portion of the Deposit Securities, the purchaser may be assessed a higher Transaction Fee to cover the cost of purchasing those securities including operational processing and brokerage costs, and part or all of the spread between the bid and the offer side of the market.

7. Purchasers of Shares in Creation Units may hold such Shares or may sell such Shares into the secondary market. Shares will be listed and traded on an Exchange. It is expected that one or more member firms of an Exchange on which the Shares are listed will be designated to act as a specialist or a market maker and maintain a market for Shares trading on  [*13]  such Exchange. Prices of Shares trading on an Exchange will be based on the current bid/ask market. Shares sold in the secondary market will be subject to customary brokerage commissions and charges.
8. Applicants expect that purchasers of Creation Units will include institutional investors and arbitrageurs. A specialist or market maker, in providing a fair and orderly secondary market for the Shares, also may purchase Creation Units for use in its market-making activities. Applicants expect that secondary market purchasers of Shares will include both institutional investors and retail investors. n11 Applicants expect that the price at which Shares trade will be disciplined by arbitrage opportunities created by the option to continually purchase or redeem Creation Units at their NAV, which should ensure that Shares will not trade at a material discount or premium in relation to their NAV.

n11 Shares will be registered in book-entry form only. DTC or its nominee will be the registered owner of all outstanding Shares. DTC or DTC Participants will maintain records reflecting beneficial owners of Shares.

 [*14]
9. Shares will not be individually redeemable, and owners of Shares may acquire those Shares from the Fund, or tender such Shares for redemption to the Fund, in Creation Units only. To redeem, an investor will have to accumulate enough Shares to constitute a Creation Unit. Redemption orders must be placed by or through an Authorized Participant. An investor redeeming a Creation Unit generally will receive (a) a particular portfolio of securities designated to be delivered for Creation Unit redemptions ("Fund Securities") on the Business Day that the request for redemption is submitted n12 and (b) a "Cash

Redemption Amount," consisting of an amount equal to the difference between the NAV of the Shares being redeemed and the market value of the Fund Securities. An investor may receive the cash equivalent of a Fund Security in certain circumstances, such as if the investor is constrained from effecting transactions in the security by regulation or policy.

n12 As a general matter, the Deposit Securities and Fund Securities will correspond pro rata to a Fund's portfolio, but Fund Securities received on redemption may not always be identical to Deposit Securities deposited in connection with the purchase of Creation Units for the same day. A Fund will comply with the federal securities laws in accepting Deposit Securities and satisfying redemptions with Fund Securities, including that the Deposit Securities and Fund Securities are sold in transactions that would be exempt from registration under the Securities Act.

 [*15]
10. Neither the Trust nor any Fund will be marketed or otherwise held out as a traditional open-end investment company or a mutual fund. Instead, each Fund will be marketed as an "exchange-traded fund." All marketing materials that describe the features or method of obtaining, buying or selling Creation Units or refer to redeemability, will prominently disclose that Shares are not individually redeemable and that the owners of Shares may purchase or redeem Shares from the Fund in Creation Units only. The same approach will be followed in the Prospectus, SAI, shareholder reports and any marketing or advertising materials. The Funds will provide copies of their annual and semi-annual shareholder reports to DTC Participants for distribution to shareholders.
Applicants' Legal Analysis:
1. Applicants request an order under section 6(c) of the Act for an exemption from sections 2(a)(32), 5(a)(1), 22(d), and 22(e) of the Act and rule 22c-1 under the Act, under sections 6(c) and 17(b) of the Act for an exemption from sections 17(a)(1) and 17(a)(2) of the Act, and under section 12(d)(1)(J) of the Act for an exemption from sections 12(d)(1)(A) and (B) of the Act.
2. Section 6(c) of the  [*16]  Act provides that the Commission may exempt any person, security or transaction, or any class of persons, securities or transactions, from any provision of the Act, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act. Section 17(b) of the Act authorizes the Commission to exempt a proposed transaction from section 17(a) of the Act if evidence establishes that the terms of the transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned, and the proposed transaction is consistent with the policies of the registered investment company and the general provisions of the Act. Section 12(d)(1)(J) of the Act provides that the Commission may exempt any person, security, or transaction, or any class or classes of persons, securities or transactions, from any provisions of section 12(d)(1) if the exemption is consistent with the public interest and the protection of investors.
Sections 5(a)(1) and 2(a)(32) of the Act
3. Section 5(a)(1)  [*17]  of the Act defines an "open-end company" as a management investment company that is offering for sale or has outstanding any redeemable security of which it is the issuer. Section 2(a)(32) of the Act defines a redeemable security as any security, other than short-term paper, under the terms of which the owner, upon its presentation to the issuer, is entitled to receive approximately his proportionate share of the issuer's current net assets, or the cash equivalent. Because Shares will not be individually redeemable, applicants request an order that would permit the Trust or a Fund to register as an open-end management investment company and issue Shares that are redeemable in Creation Units only. Applicants state that investors may purchase Shares in Creation Units and redeem Creation Units from each Fund. Applicants state that because Creation Units may always be purchased and redeemed at NAV, the market price of the Shares should not vary substantially from their NAV.

Section 22(d) of the Act and Rule 22c-1 under the Act
4. Section 22(d) of the Act, among other things, prohibits a dealer from selling a redeemable security, which is currently being offered to the public by or  [*18]  through a principal underwriter, except at a current public offering price described in the prospectus. Rule 22c-1 under the Act generally requires that a dealer selling, redeeming or repurchasing a redeemable security do so only at a price based on its NAV. Applicants state that secondary market trading in Shares will take place at negotiated prices, not at a current offering price described in a Fund's Prospectus, and not at a price based on NAV. Thus, purchases and sales of Shares in the secondary market will not comply with section 22(d) of the Act and rule 22c-1 under the Act. Applicants request an exemption under section 6(c) from these provisions.
5. Applicants assert that the concerns sought to be addressed by section 22(d) of the Act and rule 22c-1 under the Act with respect to pricing are equally satisfied by the proposed method of pricing Shares. Applicants maintain that while there is little legislative history regarding section 22(d), its provisions, as well as those of rule 22c-1, appear to have been designed to (a) prevent dilution caused by certain riskless-trading schemes by principal underwriters and contract dealers, (b) prevent unjust discrimination or preferential [*19]  treatment among buyers, and (c) assure an orderly distribution of investment company shares by eliminating price competition from dealers offering shares at less than the published sales price and repurchasing shares at more than the published redemption price.
6. Applicants believe that none of these purposes will be thwarted by permitting Shares to trade in the secondary market at negotiated prices. Applicants state that (a) secondary market trading in Shares does not involve a Fund as a party and will not result in dilution of an investment in Shares, and (b) to the extent different prices exist during a given trading day, or from day to day, such variances occur as a result of third-party market forces, such as supply and demand. Therefore, applicants assert that secondary market transactions in Shares will not lead to discrimination or preferential treatment among purchasers. Finally, applicants contend that the proposed distribution system will be orderly because arbitrage activity should ensure that the difference between the market price of Shares and their NAV remains narrow.
Section 22(e)
7. Section 22(e) of the Act generally prohibits a registered investment company [*20]  from suspending the right of redemption or postponing the date of payment of redemption proceeds for more than seven days after the tender of a security for redemption. Applicants state that settlement of redemptions of Creation Units of the International Funds is contingent not only on the settlement cycle of the United States securities markets, but also on the delivery cycles present in foreign markets for underlying foreign Portfolio Securities held by the International Funds. Applicants state that in certain circumstances delivery cycles for transferring Fund Securities to redeeming investors, coupled with local market holiday schedules, will require a delivery process of up to twelve calendar days for certain International Funds. Applicants request relief under section 6(c) of the Act from section 22(e) to allow the International Funds to pay redemption proceeds up to twelve calendar days after a redemption request is received and in proper form. Except as disclosed in the relevant International Fund's Prospectus and/or SAI, applicants expect that each International Fund will be able to deliver redemption proceeds within seven days. n13

n13 Rule 15c6-1 under the Exchange Act requires that most securities transactions be settled within three business days of the trade. Applicants acknowledge that no relief obtained from the requirements of Section 22(e) will affect any obligations applicants may have under Rule 15c6-1.

 [*21]
8. Applicants state that section 22(e) was designed to prevent unreasonable, undisclosed and unforeseen delays in the payment of redemption proceeds. Applicants assert that the requested relief will not lead to the problems that section 22(e) was designed to prevent. Applicants state that the SAI will disclose those local holidays in a given year that are expected to prevent the delivery of redemption proceeds in seven calendar days, and the maximum number of days, up to twelve calendar days, needed to deliver the proceeds for the relevant International Fund. Applicants are not seeking relief from section 22(e) with respect to International Funds that do not effect redemptions of Creation Units in-kind.
Section 12(d)(1)
9. Section 12(d)(1)(A) of the Act, in relevant part, prohibits a registered investment company from acquiring securities of an investment company if such securities represent more than 3% of the total outstanding voting stock of the acquired company, more than 5% of the total assets of the acquiring company, or, together with the securities of any other investment companies, more than 10% of the total assets of the acquiring company. Section 12(d)(1)(B) of the  [*22]  Act prohibits a registered open-end investment company, its principal underwriter and any other broker-dealer from selling the investment company's shares to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company's voting stock, or if the sale will cause more than 10% of the acquired company's voting stock to be owned by investment companies generally.
10. Applicants request an exemption to permit management investment companies and unit investment trusts registered under the Act that are not sponsored or advised by the Adviser or any entity controlling, controlled by, or under common control with the Adviser and are not part of the same "group of investment companies," as defined in section 12(d)(1)(G)(ii) of the Act, as the Funds and that have entered into a participation agreement with a Fund (such agreement, a "FOF Participation Agreement," such management investment companies, the "Investing Management Companies," such unit investment trusts, the "Investing Trusts," and the Investing Trusts, together with the Investing Management Companies, the "Investing Funds") to acquire shares of a Fund beyond the limits of section [*23]  12(d)(1)(A). Investing Funds do not include the Funds. In addition, applicants seek relief to permit the Funds, the Distributor and any other broker or dealer that is registered under the Exchange Act to sell Shares to an Investing Fund in excess of the limits of section 12(d)(1)(B).
11. Each Investing Management Company will be advised by an investment adviser within the meaning of section 2(a)(20)(A) of the Act (the "Investing Fund Adviser") and may be subadvised by one or more investment advisers within the meaning of section 2(a)(20)(B) of the Act (each an "Investing Fund Subadviser"). Each Investing Fund Adviser and any Investing Fund Subadviser will be registered under the Advisers Act. Each Investing Trust will be sponsored by a sponsor ("Sponsor").
12. Applicants submit that the proposed conditions to the requested relief adequately address the concerns underlying the limits in sections 12(d)(1)(A) and (B), which include concerns about undue influence by a fund of funds over underlying funds, excessive layering of fees and overly complex fund structures. Applicants believe that the requested exemption is consistent with the public interest and the protection of investors. [*24]
13. Applicants believe that neither the Investing Funds nor an Investing Fund Affiliate would be able to exert undue influence over the Funds. n14 To limit the control that an Investing Fund may have over a Fund, applicants propose a condition prohibiting an Investing Fund Adviser or a Sponsor, any person controlling, controlled by, or under common control with an Investing Fund Adviser or Sponsor, and any investment company and any issuer that would be an investment company but for sections 3(c)(1) or 3(c)(7) of the Act that is advised or sponsored by an Investing Fund Adviser or Sponsor, or any person controlling, controlled by, or under common control with an Investing Fund Adviser or Sponsor ("Investing Fund's Advisory Group") from controlling (individually or in the aggregate) a Fund within the meaning of section 2(a)(9) of the Act. The same prohibition would apply to any Investing Fund Subadviser, any person controlling, controlled by or under common control with the Investing Fund Subadviser, and any investment company or issuer that would be an investment company but for sections 3(c)(1) or 3(c)(7) of the Act (or portion of such investment company or issuer) advised or sponsored [*25]  by the Investing Fund Subadviser or any person controlling, controlled by or under common control with the Investing Fund Subadviser ("Investing Fund's Subadvisory Group"). Applicants propose other conditions to limit the potential for undue influence over the Funds, including that no Investing Fund or Investing Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a

Fund) will cause a Fund to purchase a security in any offering of securities during the existence of any underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate ("Affiliated Underwriting"). An "Underwriting Affiliate" is a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, Investing Fund Adviser, Investing Fund Subadviser, employee or Sponsor of the Investing Fund, or a person of which any such officer, director, member of an advisory board, Investing Fund Adviser, Investing Fund Subadviser, employee, or Sponsor is an affiliated person (except that any person whose relationship to the Fund is covered by section 10(f) of the Act is not an Underwriting Affiliate).

n14 An "Investing Fund Affiliate" is an Investing Fund Adviser, Investing Fund Subadviser, Sponsor, promoter, and principal underwriter of an Investing Fund, and any person controlling, controlled by, or under common control with any of these entities. A "Fund Affiliate" is an investment adviser, promoter, or principal underwriter of a Fund and any person controlling, controlled by or under common control with any of these entities.

 [*26]
14. Applicants assert that several proposed conditions address any concerns regarding excessive layering of fees. The board of directors or trustees of any Investing Management Company, including a majority of the directors or trustees who are not "interested persons" within the meaning of section 2(a)(19) of the Act ("independent directors or trustees"), will be required to find that the advisory fees charged to the Investing Management Company are based on services provided that will be in addition to, rather than duplicative of, services provided under the advisory contract(s) of any Fund in which the Investing Management Company may invest. In addition, except as provided in condition B.5, an Investing Fund Adviser or a trustee of an Investing Fund ("Trustee") or Sponsor of an Investing Trust will, as applicable, waive fees otherwise payable to it by the Investing Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund under rule 12b-1 under the Act) received by the Investing Fund Adviser or Trustee or Sponsor or an affiliated person of the Investing Fund Adviser, Trustee or Sponsor, from the Fund in connection with  [*27]  the investment by the Investing Fund in the Fund. Applicants state that any sales loads or service fees charged with respect to shares of an Investing Fund will not exceed the limits applicable to a fund of funds set forth in Conduct Rule 2830 of the National Association of Securities Dealers ("NASD"). n15

n15 Any references to NASD Conduct Rule 2830 include any successor or replacement Rule to NASD Conduct Rule 2830 that may be adopted by the Financial Industry Regulatory Authority.

15. Applicants submit that the proposed arrangement will not create an overly complex fund structure. Applicants note that no Fund will acquire securities of any investment company or company relying on sections 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in section 12(d)(1)(A) of the Act. To ensure that Investing Funds comply with the terms and conditions of the requested relief from section 12(d)(1), any Investing Fund that intends to invest in a Fund in reliance on the requested order will enter into a FOF Participation [*28]  Agreement requiring the Investing Fund to adhere to the terms and conditions of the requested order. The FOF Participation Agreement also will include an acknowledgement from the Investing Fund that it may rely on the requested order only to invest in the Funds and not in any other investment company.
16. Applicants also note that a Fund may choose to reject a direct purchase of in Creation Units by an Investing Fund. To the extent that a Investing Fund purchases Shares in the secondary market, a Fund would still retain its ability to reject initial purchases of Shares made in reliance on the requested order by declining to enter into the FOF Participation Agreement prior to any investment by an Investing Fund in excess of the limits of section 12(d)(1)(A).

Sections 17(a)(1) and (2) of the Act
17. Section 17(a) of the Act generally prohibits an affiliated person of a registered investment company, or an affiliated person of such a person ("Second-Tier Affiliate"), from selling any security to or purchasing any security from the company. section 2(a)(3) of the Act defines "affiliated person" to include (a) any person directly or indirectly owning, controlling or holding with power [*29]  to vote 5% or more of the outstanding voting securities of the other person, (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by the other person, and (c) any person directly or indirectly controlling, controlled by or under common control with the other person. Section 2(a)(9) of the Act provides that a control relationship will be presumed where one person owns more than 25% of another person's voting securities.
18. Applicants request an exemption from section 17(a) of the Act pursuant to sections 17(b) and 6(c) of the Act in order to permit in-kind purchases and redemptions of Creation Units from the Funds by persons that are affiliated persons of the Fund or Second-Tier Affiliates solely by virtue of one or more of the following : (a) holding 5% or more, or in excess of 25%, of the outstanding Shares of the Trust or one or more Funds; (b) having an affiliation with a person with an ownership interest described in (a); or (c) holding 5% or more, or more than 25%, of the shares of one or more other registered investment companies (or series thereof) advised by the Adviser or an entity controlling,  [*30]  controlled by or under common control with Adviser.
19. Applicants assert that no useful purpose would be served by prohibiting these types of affiliated persons from purchasing or redeeming Creation Units through "in-kind" transactions. The composition of the basket of securities and cash for both in-kind purchases and in-kind redemptions of Creation Units will be the same for all purchasers and redeemers. Deposit Securities and Fund Securities will be valued in the same manner as Portfolio Securities. Therefore, applicants state that in-kind purchases and redemptions will afford no opportunity for the specified affiliated persons, or Second-Tier Affiliates, of a Fund to effect a transaction detrimental to other holders of Shares. Applicants also believe that in-kind purchases and redemptions will not result in self-dealing or overreaching of the Fund.
20. Applicants also seek relief from section 17(a) to permit a Fund that is an affiliated person of an Investing Fund to sell its Shares to and redeem its Shares from an Investing Fund, and to engage in the accompanying in-kind transactions with the Investing Fund. n16 Applicants state that the terms of the transactions are fair and [*31]  reasonable and do not involve overreaching. Applicants note that any consideration paid by an Investing Fund for the purchase or redemption of Shares directly from a Fund will be based on the NAV of the Shares. n17 Applicants believe that any proposed transactions directly between the Funds and Investing Funds will be consistent with the policies of each Investing Fund. The proposed transactions will comply with the investment restrictions of the Investing Fund and be consistent with its investment policies as set forth in its registration statement. The FOF Participation Agreement will require any Investing Fund that relies on the relief to purchase Shares directly from a Fund to represent that its purchases are permitted under its investment restrictions and consistent with the investment policies described in its registration statement.

n16 Applicants acknowledge that the receipt of compensation by (a) an affiliated person of an Investing Fund, or an affiliated person of such person, for the purchase by the Investing Fund of Shares of a Fund or (b) an affiliated person of a Fund, or an affiliated person of such person, for the sale by the Fund of its Shares to an Investing Fund, may be prohibited by Section 17(e)(1) of the Act. The FOF Participation Agreement also will include this acknowledgment.
 [*32]
n17 Applicants believe that an Investing Fund generally will purchase Shares in the secondary market and will not purchase or redeem Creation Units directly from a Fund. However, the requested relief would apply to direct sales of Creation Units by a Fund to an Investing Fund and in-kind redemptions of those Shares.

Applicants' Conditions:
Applicants agree that any order granting the requested relief will be subject to the following conditions: n18

n18 See note 6, supra.
A. Exchange-Traded Fund Relief.
1. Each Prospectus will clearly disclose that, for purposes of the Act, Shares are issued by a registered investment company and that the acquisition of Shares by investment companies and companies relying on sections 3(c)(1) or 3(c)(7) of the Act is subject to the restrictions of section 12(d)(1) of the Act, except as permitted by an exemptive order that permits registered investment companies to invest in a Fund beyond [*33]  the limits in section 12(d)(1), subject to certain terms and conditions, including that the registered investment company enter into a FOF Participation Agreement with the Fund regarding the terms of the investment.
2. As long as the Funds operate in reliance on the requested order, the Shares of the Funds will be listed on an Exchange.
3. Neither the Trust nor any Fund will be advertised or marketed as an open-end investment company or a mutual fund. Each Prospectus will prominently disclose that the Shares are not individually redeemable shares and will disclose that the owners of the Shares may acquire those Shares from the Fund and tender those Shares for redemption to the Fund in Creation Units only. Any advertising material that describes the purchase or sale of Creation Units or refers to redeemability will prominently disclose that the Shares are not individually redeemable and that owners of the Shares may acquire those Shares from the Fund and tender those Shares for redemption to the Fund in Creation Units only.
4. The website for the Funds, which is and will be publicly accessible at no charge, will contain the following information, on a per Share basis, for each Fund:  [*34]  (a) the prior Business Day's NAV and the Bid/Ask Price, and a calculation of the premium or discount of the Bid/Ask Price against such NAV; and (b) data in chart format displaying the frequency distribution of discounts and premiums of the daily Bid/Ask Price against the NAV, within appropriate ranges, for each of the four previous calendar quarters (or for the life of the Fund, if shorter).
5. The Prospectus and annual report for each Fund will also include: (a) the information listed in condition A.4(b), (i) in the case of the Prospectus, for the most recently completed year (and the most recently completed quarter or quarters, as applicable) and (ii) in the case of the annual report, for the immediately preceding five years (or for the life of the Fund, if shorter), and (b) calculated on a per Share basis for one, five and ten year periods (or life of the Fund), (i) the cumulative total return and the average annual total return based on NAV and Bid/Ask Price, and (ii) the cumulative total return of the relevant Underlying Index.
6. The requested relief to permit ETF operations will expire on the effective date of any Commission rule under the Act that provides relief permitting [*35]  the operation of index-based exchange-traded funds.
B. Section 12(d)(1) Relief
1. The members of the Investing Fund's Advisory Group will not control (individually or in the aggregate) a Fund within the meaning of section 2(a)(9) of the Act. The members of the Investing Fund's Subadvisory Group will not control (individually or in the aggregate) a Fund within the meaning of section 2(a)(9) of the Act. If, as a result of a decrease in the outstanding Shares of a Fund, the Investing Fund's Advisory Group or the Investing Fund's Subadvisory Group, each in the aggregate, becomes a holder of more than 25 percent of the outstanding Shares of a Fund, it will vote its Shares of the Fund in the same proportion as the vote of all other holders of the Fund's Shares. This condition does not apply to the Investing Fund's Subadvisory Group with respect to a Fund for which the Investing Fund Subadviser or a person controlling, controlled by or under common control with the Investing Fund Subadviser acts as the investment adviser within the meaning of section 2(a)(20)(A) of the Act.
2. No Investing Fund or Investing Fund Affiliate will cause any existing or potential investment by the Investing [*36]  Fund in a Fund to influence the terms of any services or transactions between the Investing Fund or an Investing Fund Affiliate and the Fund or a Fund Affiliate.
3. The board of directors or trustees of an Investing Management Company, including a majority of the independent directors or trustees, will adopt procedures reasonably designed to assure that the Investing Fund Adviser and any Investing Fund Subadviser are conducting the investment program of the Investing Management Company without taking into account any consideration received by the Investing Management Company or an Investing Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions.
4. Once an investment by an Investing Fund in Fund Shares exceeds the limit in section 12(d)(1)(A)(i) of the Act, the Board of a Fund, including a majority of the independent Board members, will determine that any consideration paid by the Fund to the Investing Fund or an Investing Fund Affiliate in connection with any services or transactions: (i) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Fund; (ii) is within the range of consideration  [*37]  that the Fund would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (iii) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between a Fund and its investment adviser(s), or any person controlling, controlled by or under common control with such investment adviser(s).
5. The Investing Fund Adviser, or Trustee or Sponsor, as applicable, will waive fees otherwise payable to it by the Investing Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund under rule 12b-l under the Act) received from a Fund by the Investing Fund Adviser, or Trustee or Sponsor, or an affiliated person of the Investing Fund Adviser, or Trustee or Sponsor, other than any advisory fees paid to the Investing Fund Adviser, or Trustee or Sponsor, or its affiliated person by the Fund, in connection with the investment by the Investing Fund in the Fund. Any Investing Fund Subadviser will waive fees otherwise payable to the Investing Fund Subadviser, directly or indirectly, by the Investing Management Company [*38]  in an amount at least equal to any compensation received from a Fund by the Investing Fund Subadviser, or an affiliated person of the Investing Fund Subadviser, other than any advisory fees paid to the Investing Fund Subadviser or its affiliated person by the Fund, in connection with the investment by the Investing Management Company in the Fund made at the direction of the Investing Fund Subadviser. In the event that the Investing Fund Subadviser waives fees, the benefit of the waiver will be passed through to the Investing Management Company.
6. No Investing Fund or Investing Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Fund) will cause a Fund to purchase a security in an Affiliated Underwriting.
7. The Board of the Fund, including a majority of the independent Board members, will adopt procedures reasonably designed to monitor any purchases of securities by the Fund in an Affiliated Underwriting, once an investment by an Investing Fund in Fund Shares exceeds the limit of section 12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Board will review these purchases periodically, but [*39]  no less frequently than annually, to determine whether the purchases were influenced by the investment by the Investing Fund in the Fund. The Board will consider, among other things: (i) whether the purchases were consistent with the investment objectives and policies of the Fund; (ii) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark such as a comparable market index; and (iii) whether the amount of securities purchased by the Fund in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Board will take any appropriate actions based on its review, including, '

if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interest of shareholders of the Fund.
8. Each Fund will maintain and preserve permanently in an easily accessible place a written copy of the procedures described in the preceding condition, and any modifications to such [*40]  procedures, and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase in an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in Affiliated Underwritings once an investment by an Investing Fund in the securities of the Fund exceeds the limit of section 12(d)(1)(A)(i) of the Act, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the purchase, and the information or materials upon which the Board's determinations were made.
9. Before investing in Fund Shares in excess of the limits in section 12(d)(1)(A), an Investing Fund will execute a FOF Participation Agreement with the Fund stating that their respective boards of directors or trustees and their investment advisers, or Trustee and Sponsor, as applicable, understand the terms and conditions of the order, and agree to fulfill their responsibilities under the order. At the time of its investment in Fund Shares in excess of the limit in section 12(d)(1)(A)(i), an Investing Fund will notify the Fund of the investment.  [*41]  At such time, the Investing Fund will also transmit to the Fund a list of the names of each Investing Fund Affiliate and Underwriting Affiliate. The Investing Fund will notify the Fund of any changes to the list as soon as reasonably practicable after a change occurs. The Fund and the Investing Fund will maintain and preserve a copy of the order, the FOF Participation Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.
10. Before approving any advisory contract under section 15 of the Act, the board of directors or trustees of each Investing Management Company, including a majority of the independent directors or trustees, will find that the advisory fees charged under such contract are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract(s) of any Fund in which the Investing Management Company may invest. These findings and their basis will be recorded fully in the minute books of the appropriate Investing Management Company.
11. Any sales charges and/or service [*42]  fees charged with respect to shares of an Investing Fund will not exceed the limits applicable to a fund of funds as set forth in Conduct Rule 2830 of the NASD.
12. No Fund will acquire securities of any investment company or company relying on section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in section 12(d)(1)(A) of the Act.
For the Commission, by the Division of Investment Management, pursuant to delegated authority.

EXHIBIT II

In the Matter of Charles Schwab Investment Management, Inc. Schwab Strategic Trust 101 Montgomery Street SF120KNY-14-101 San Francisco, CA 94104

812-13628

 SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940 Release No. 28983

2009 SEC LEXIS 3500

October 23, 2009

ACTION:
 [*1]  ORDER UNDER SECTIONS 6(c), 12(d)(1)(J) AND 17(b) OF THE INVESTMENT COMPANY ACT OF 1940

TEXT: Charles Schwab Investment Management, Inc. and Schwab Strategic Trust filed an application on January 30, 2009, and amendments to the application on June 30, 2009, and September 25, 2009, requesting an order under section 6(c) of the Investment Company Act of 1940 ("Act") for an exemption from sections 2(a)(32), 5(a)(1), 22(d) and 22(e) of the Act and rule 22c-1 under the Act, under section 12(d)(1)(J) of the Act for an exemption from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act, and under sections 6(c) and 17(b) of the Act for an exemption from sections 17(a)(1) and 17(a)(2) of the Act.
The order permits: (a) certain open-end management investment companies and their series to issue shares ("Shares") that can be redeemed only in large aggregations ("Creation Units"); (b) secondary market transactions in Shares to occur at negotiated prices; (c) certain series to pay redemption proceeds, under certain circumstances, more than seven days after the tender of Shares for redemption; (d) certain affiliated persons of the series to deposit securities into, and receive securities from, the series in  [*2]  connection with the purchase and redemption of Creation Units; and (e) certain registered management investment companies and unit investment trusts outside of the same group of investment companies as the series to acquire Shares.
On September 28, 2009, a notice of the filing of the application was issued (Investment Company Act Release No. 28933). The notice gave interested persons an opportunity to request a hearing and stated that an order disposing of the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.
The matter has been considered and it is found, on the basis of the information set forth in the application, as amended, that granting the requested exemptions is appropriate in and consistent with the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.
It is further found that the terms of the proposed transactions, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person  [*3]  concerned, and that the proposed transactions are consistent with the policy of each registered investment company concerned and with the general purposes of the Act.
Accordingly, in the matter of Charles Schwab Investment Management, Inc. and Schwab Strategic Trust (File No. 812-13628),

IT IS ORDERED, under section 6(c) of the Act, that the requested exemption from sections 2(a)(32), 5(a)(1), 22(d) and 22(e) of the Act and rule 22c-1 under the Act is granted, effective immediately, subject to the conditions contained in the application, as amended.
IT IS FURTHER ORDERED, under section 12(d)(1)(J) of the Act, that the requested exemption from sections 12(d)(1)(A) and 12(d)(1)(B) of the Act is granted, effective immediately, subject to the conditions contained in the application, as amended.
IT IS FURTHER ORDERED, under sections 6(c) and 17(b) of the Act, that the requested exemption from sections 17(a)(1) and 17(a)(2) of the Act is granted, effective immediately, subject to the conditions contained in the application, as amended.
For the Commission, by the Division of Investment Management, under delegated authority.